UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HEALTHCARE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	38-3888962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333- 234502

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Healthcare Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), to be registered hereunder, set forth under the section entitled “Description of Capital Stock and Securities Offered — Securities Offered in This Offering” contained in the prospectus forming a part of the Registrant’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2019 (File No. 333-234502) and as subsequently amended (the “Registration Statement”). In addition, incorporated by reference herein is information relating to the Series A Preferred Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement. The prospectus relating to the Registration Statement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

Item 2. Exhibits

Exhibit No.	Description

3.1(1)	Articles of Amendment and Restatement for Healthcare Trust, Inc., dated February 18, 2016.
3.2(2)	Articles Supplementary relating to election to be subject to Section 3-803 of the Maryland General Corporation Law, dated November 9, 2017.
3.3*	Articles Supplementary relating to the designation of shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated December 6, 2019.
3.4(3)	Amended and Restated Bylaws of Healthcare Trust, Inc.

(1)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 11, 2016.
(2)	Incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 14, 2017.
(3)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 20, 2018.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 6th day of December, 2019.

HEALTHCARE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer and President